As filed with the Securities and Exchange Commission on September 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERI HOLDINGS, INC. (Exact name of Registrant as Specified in Its Charter)

Delaware	95-4484725
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5000 Research Court, Suite 750
Suwanee, Georgia 30024

(Address of Principal Executive Offices)

__________________________

Ameri Holdings, Inc. 2015 Equity Incentive Award Plan

(Full Title of the Plan)

__________________________

Brent Kelton

Chief Executive Officer

Ameri Holdings, Inc.

5000 Research Court, Suite 750
Suwanee, Georgia 30024

(Name and Address of Agent for Service)

 __________________________

(770) 935-4152

(Telephone Number, Including Area Code for Agent for Service)

_________________________

Copies to:

Adam W. Finerman

Kenneth A. Schlesinger

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

(212) 451-2300

__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share, issuable under the Ameri Holdings, Inc. 2015 Equity Incentive Award Plan	2,000,000(1)	$1.51	$3,020,000.00	$375.99

(1)	This Registration Statement covers 2,000,000 shares of the Registrant’s common stock that may be offered or sold from time to time pursuant to the Registrant’s 2015 Equity Incentive Award Plan, as amended (the “Plan”). Shares of common stock issuable under the Plan include awards of restricted stock and shares of common stock issuable upon exercise of stock options and restricted stock units under the Plan.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for purposes of calculating the registration fee. The estimate is made pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average high and low prices of a share of Registrant’s common stock, as reported on the Nasdaq Capital Market on August 28, 2018.

EXPLANATORY NOTE

Ameri Holdings, Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 2,000,000 shares of common stock, $0.01 par value (the “Common Stock”), of the Registrant issuable or issued pursuant to the 2015 Equity Incentive Award Plan (the “2015 Plan”). The Registrant previously registered 2,000,000 shares of Common Stock (Registration No. 333-208593) under the 2015 Plan. Pursuant to General Instruction E to Form S-8, the contents of the prior registration statements relating to the 2015 Plan and all periodic reports that the Registrant filed after such registration statements to maintain current information about the Registrant are hereby incorporated by reference. Pursuant to General Instruction F of Form S-8, this Registration Statement is being filed to register the maximum number of shares authorized for issuance under the 2015 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the introductory Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act. Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”). The following documents, which have been filed with the SEC by the Registrant pursuant to the Exchange Act, are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement (other than information supplied in a Current Report on Form 8-K that is furnished and not filed and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

1. The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018, and the amendment to the annual report on Form 10-K/A, filed with the SEC on April 30, 2017;

2. The Registrant’s quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 15, 2018, and for the fiscal quarter ended June 30, 2018, filed with the SEC on August 14, 2018;

3. The Registrant’s Current Reports on Form 8-K filed with the SEC on May 11, 2018, July 13, 2018, July 30, 2018, August 17, 2018, August 22, 2018 and August 31, 2018; and

4. The description of Registrant’s common stock set forth in its registration statement on Form S-1, amendment no. 4 (Reg. No. 333-220499), filed with the SEC on November 8, 2017, and any amendment or report filed for the purpose of updating such information.

In addition, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all of such securities then remaining unsold are deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents, except that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC will not be deemed incorporated by reference into this registration statement. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s directors and officers are indemnified as provided by the Delaware General Corporation Law, the Registrant’s Bylaws and pursuant to indemnification agreements between the Registrant and its directors and officers. The Registrant has agreed to indemnify each of its directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the Registrant’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The Registrant will then be governed by the court’s decision.

The Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(A)	To file, during any period in which offers or sales are being made, a post−effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(B)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on September 7, 2018.

AMERI HOLDINGS, INC.

By:	/s/ Brent Kelton
Name: Brent Kelton
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Brent Kelton and Viraj Patel with full power to act alone as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Kelton	Chief Executive Officer	September 7, 2018
Brent Kelton	(Principal Executive Officer)

/s/ Viraj Patel	Chief Financial Officer	September 7, 2018
Viraj Patel	(Principal Financial Officer and Principal Accounting Officer)

/s/ Srinidhi Devanur	Executive Vice Chairman and Director	September 7, 2018
Srinidhi Devanur

/s/ David Luci	Chairman of the Board	September 7, 2018
David Luci

/s/ Dimitrios J. Angelis	Director	September 7, 2018
Dimitrios J. Angelis

/s/ James Shad	Director	September 7, 2018
James Shad

/s/ Robert G. Shawah	Director	September 7, 2018
Robert G. Shawah

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of Ameri Holdings, Inc. (filed as Exhibit 3.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 23, 2016 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Ameri Holdings, Inc. (filed as Exhibit 3.2 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 23, 2016 and incorporated herein by reference).

4.1	Form of Certificate Representing Shares of Common Stock of Registrant (filed as Exhibit 4.1 to Ameri Holdings, Inc.’s Registration Statement on Form S-8 filed with the SEC on December 17, 2015 and incorporated herein by reference).

4.2	2015 Equity Incentive Award Plan (filed as Exhibit 10.8 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 1, 2015 and incorporated herein by reference).

4.3	First Amendment to the Ameri Holdings, Inc. 2015 Equity Incentive Award Plan (filed as Exhibit 10.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on August 17, 2018 and incorporated herein by reference).

5.1	Opinion of Olshan Frome Wolosky LLP.

23.1	Consent of Independent Registered Public Accounting Firm – Ram Associates.

23.2	Consent of Olshan Frome Wolosky LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page to this Registration Statement).